Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 8, 2026, relating to the consolidated financial statements of Exyn Technologies, Inc., which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

May 18, 2026